As filed with the Securities and Exchange Commission on November 12, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	9965 Federal Drive	84-0997049
(State or other jurisdiction	Colorado Springs, Colorado 80921	(I.R.S. employer
of incorporation or organization)	(Address of principal executive offices)(Zip code)	identification number)

THE SPECTRANETICS CORPORATION 2006 INCENTIVE AWARD PLAN
(Full title of the plan)

Emile J. Geisenheimer
President and CEO
The Spectranetics Corporation
9965 Federal Drive
Colorado Springs, CO 80921
(719) 633-8333
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Kimberly L. Wilkinson, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, California 94111
(415) 391-0600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☑ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed maximum	Proposed maximum	Amount of
securities to	to be	offering price per	aggregate offering	registration
be registered	registered (1)	share (2)	price (2)	fee
Common Stock, par value $0.001 per share	605,422 shares	$2.71	$1,640,693.62	$64.48

(1)	This Registration Statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the terms of the Award Plan to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), as amended, and is based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq Global Market on November 5, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information
Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
The Spectranetics Corporation 2006 Incentive Award Plan (the “Award Plan”) provides for a plan limit of (i) 1,150,000 shares of Common Stock, plus (ii) 125,810 shares of Common Stock that were available for the grant of awards under the 1997 Equity Participation Plan of The Spectranetics Corporation (the “1997 Plan”) on the effective date of the Award Plan, plus (iii) that number of shares of Common Stock subject to outstanding awards under the 1997 Plan that terminate, expire, lapse for any reason or are settled in cash, which as of October 24, 2008, was 183,463 shares (of which 28,041 shares were registered on August 14, 2007). Of the 1,459,273 shares of Common Stock available for issuance under the Award Plan, The Spectranetics Corporation, a Delaware corporation (the “Company” or the “Registrant”), registered an aggregate of 853,851 shares for issuance from time to time pursuant to two Registration Statements on Form S-8 filed with the Securities and Exchange Commission on January 16, 2007 (No. 333-140022) and August 14, 2007 (No. 333-145435).
Under this Registration Statement, the Company is registering an additional 450,000 shares of its Common Stock, approved by shareholders on June 18, 2008, plus 155,422 shares of its Common Stock that were subject to awards under the 1997 Plan which terminated, expired, lapsed or were settled in cash on or after August 9, 2007, bringing the total number of shares registered for issuance under the Award Plan to 1,459,273 shares.
Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.
Item 8. Exhibits
The following documents are filed as part of this Registration Statement.

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm

24.1	Powers of Attorney (included in the signature page to this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, state of Colorado, on this 12th day of November 2008.

THE SPECTRANETICS CORPORATION
By:	/s/ Emile J. Geisenheimer
Emile J. Geisenheimer
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Emile J. Geisenheimer and Guy Childs, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and either one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either one of them, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Emile J. Geisenheimer Emile J. Geisenheimer	President, Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2008

/s/ Guy A. Childs Guy A. Childs	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 12, 2008

/s/ David G. Blackburn	Director	November 12, 2008
David G. Blackburn

Signature	Title	Date

/s/ R. John Fletcher	Director	November 12, 2008
R. John Fletcher

/s/ Joseph M. Ruggio, M.D.	Director	November 12, 2008
Joseph M. Ruggio, M.D.

/s/ Martin T. Hart	Director	November 12, 2008
Martin T. Hart

/s/ Craig M. Walker, M.D.	Director	November 12, 2008
Craig M. Walker, M.D.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1)

23.2	Consent of Ehrhardt Keefe Steiner & Hottman PC, the Company’s independent registered public accounting firm

24.1	Powers of Attorney (included in the signature page to this Registration Statement)